SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

Form 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 30, 2005

Wachovia Commercial Mortgage Securities, Inc.

(Exact name of registrant specified in Charter)

North Carolina	333-127668-01	56-1643598

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 South College Street Charlotte, North Carolina		28288-0166

(Address of principal executive offices)		Zip Code

Registrant’s telephone, including area code:  (704) 374-6161

No Change

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4d(c))

ITEM 1.01.          Entry into a Material Definitive Agreement.
ITEM 8.01           Other Events

The Pooling and Servicing Agreement (“Pooling Agreement”) dated as of October 1, 2005, among Wachovia Commercial Mortgage Securities, Inc., as depositor (the “Registrant”), Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer and Wells Fargo Bank, National Association, as trustee and filed as Exhibit 4.1 to the Form 8-K filed by Wachovia Bank Commercial Mortgage Trust Series 2005-C21 on November 14, 2005 contained a typographical error in Section 1.1, page 68, in the definition of “Special Servicing Fee Rate”.  The Pooling Agreement incorrectly stated the Special Servicing Fee Rate at “.035%” not “0.35%”.  The correct page 68 is attached hereto as Exhibit 99.1.  Capitalized terms used but not otherwise defined herein have the meanings set forth in the Prospectus Supplement.

ITEM 9.01.          Financial Statements, Pro Forma Information and Exhibits.

(a)	Financial Statements	Not Applicable

(b)	Pro Forma Financial Information	Not Applicable

(c)	Exhibits

Item 601(a) of Regulation S-K

Exhibit No.	Description

(99.1)

Page 68 of Pooling and Servicing Agreement, dated as of October 1, 2005, among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer and Wells Fargo Bank, National Association, as trustee

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

	By:	/s/ Charles L Culbreth

	Name:	Charles L. Culbreth
	Title:	Managing Director

Date: November 30, 2005

EXHIBIT INDEX

Item 601(a) of Regulation S-K

Exhibit No.	Description

(99.1)

Page 68 of Pooling and Servicing Agreement, dated as of October 1, 2005, among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer and Wells Fargo Bank, National Association, as trustee

                    “Special Servicer”:  LNR Partners, Inc., or any successor special servicer appointed as herein provided.

                    “Special Servicing Fee”:  With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

                    “Special Servicing Fee Rate”:  With respect to each Specially Serviced Mortgage Loan and each REO Loan 0.35% per annum; provided that such fee shall equal at least $4,000.00 per month with respect to each Specially Serviced Mortgage Loan and each REO Loan.

                    “Specially Serviced Mortgage Loan”:  Any Mortgage Loan or Companion Loan (other than the Non-Serviced Mortgage Loans and their related Companion Loans) as to which any of the following events have occurred:

                    (a)          the related Mortgagor shall have (i) failed to make when due any Balloon Payment; unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence (which Master Servicer shall promptly forward to the Special Servicer and the Controlling Class Representative) from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan or Companion Loan within 60 days after the due date of such Balloon Payment (provided, that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Specially Serviced Mortgage Loan); or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days, unless, with respect to any Co-Lender Loan, the related Companion Holder effects a cure in accordance with the related Intercreditor Agreement; or

                    (b)          the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined in its good faith reasonable judgment, and in accordance with the Servicing Standard, based on communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; or

                    (c)          there shall have occurred a default (other than as described in clause (a) above) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment, and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan, or otherwise materially adversely affects the interests of Certificateholders and if applicable, holders of the related Companion Loans, as a collective whole, and is likely to